Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder New York Tax Free Money Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

      For               Against         Abstain           Broker Non-Votes*
      ---               -------         -------           -----------------

  44,709,256           1,236,604       1,361,967                  0

2.    To approve the revision of the Fund's fundamental lending policy.


                                Number of Votes:
                                ----------------

      For               Against         Abstain           Broker Non-Votes*
      ---               -------         -------           -----------------

  42,775,919           2,225,675       2,306,233                  0

--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                    38 - Scudder New York Tax Free Money Fund

                           Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder New York Tax Free Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

      For              Against         Abstain            Broker Non-Votes*
      ---              -------         -------            -----------------

  10,521,044           444,418         502,851                   0

2.    To approve the revision of the Fund's fundamental lending policy.



                                Number of Votes:
                                ----------------

     For               Against         Abstain            Broker Non-Votes*
     ---               -------         -------            -----------------

  9,670,570            657,536         885,946                 254,261

--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                       39 - Scudder New York Tax Free Fund

                           Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Massachusetts Tax Free Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

                  For            Against         Abstain       Broker Non-Votes*
                  ---            -------         -------       -----------------

              17,456,930         368,211         554,378               0

2. To approve the revision of the Fund's fundamental lending policy.

                                Number of Votes:
                                ----------------

                  For            Against         Abstain       Broker Non-Votes*
                  ---            -------         -------       -----------------

              15,612,708         638,897         719,762           1,408,152


--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                    26 - SCUDDER MASSACHUSETTS TAX FREE FUND

                           Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Ohio Tax Free Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

   For             Against           Abstain           Broker Non-Votes*
   ---             -------           -------           -----------------

4,286,770          147,469           188,683                   0

2. To approve the revision of the Fund's fundamental lending policy.



                                Number of Votes:
                                ----------------

   For            Against            Abstain            Broker Non-Votes*
   ---            -------            -------            -----------------

4,052,728         261,509            221,995                  86,690



--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                         25 - Scudder Ohio Tax Free Fund

                      Shareholder Meeting Results


A Special Meeting of Shareholders (the "Meeting") of Scudder Pennsylvania Tax Free Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.



                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

         3,989,969           143,226           186,283              0

2. To approve the revision of the Fund's fundamental lending policy.



                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

         3,828,319           188,777           226,685            75,697



--------------------------------------------------------------------------------

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                     22 - Scudder Pennsylvania Tax Free Fund

                           Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Massachusetts Limited Term Tax Free Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                             Number of Votes:
                             ----------------

   For           Against        Abstain               Broker Non-Votes*
   ---           -------        -------               -----------------

4,934,256        71,060         134,015                       0


2.    To approve the revision of the Fund's fundamental lending policy.

                             Number of Votes:
                             ----------------

   For           Against        Abstain               Broker Non-Votes*
   ---           -------        -------               -----------------
4,175,835        126,850        155,503                    681,143

--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

              23 - Scudder Massachusetts Limited Term Tax Free Fund